POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates,constitutes and appoints
Chad C. Conwell, Donald F. Crumrine and Robert M.
 Ettinger
with full power to act alone his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities,
to execute any and all
filings on Form 4 Statement of Changes
of Beneficial Ownership of Securities pursuant to
Section 16a of the Securities Exchange Act of 1934 and Section 30h of the Investment Company
Act of 1940, as amended Form 4 Filings with respect to changes of beneficial ownership of securities of FLAHERTY & CRUMRINE/CLAYMORE
PREFERRED SECURITIES INCOME FUND INCORPORATED the Fund, and to file with the Securities and Exchange Commission, The New York Stock
Exchange and the Fund such Form 4 Filings, granting unto said attorney, full power and authority to do and perform certain acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

	IN WITNESS WHEREOF, the undersigned has
hereunto set his hand this 31st day
of December, 2011.



	/s/ Robert F. Wulf
      Name: Robert F. Wulf
Title:   Director, Flaherty & Crumrine/Claymore
Preferred Securities Income Fund
 Incorporated


EXPIRES:  February 1, 2013